As filed with the Securities and Exchange Commission on March 26, 2002
                           Registration No. 333-62236

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                          Post-Effective Amendment No.1
                                       To
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                           Telecom Communications Inc.
                           ---------------------------
                 (Name of small business issuer in its charter)

      Indiana                        4813                35-2089848
   ----------                       ------              -----------
(State or jurisdiction     (Primary Standard Industrial   (I.R.S. Employer
of incorporation or      Classification Code Number)     Identification No.)
organization)


                     827 S. Broadway, Los Angeles, CA  90014
                     ---------------------------------------
          (Address and telephone number of principal executive offices)


           827 S. Broadway, Los Angeles, CA  90014     (213) 489-3486
           ----------------------------------------------------------
     (Address of principal place of business or intended principal place of business)


    Mr. Tak Hiromoto, 827 S. Broadway, Los Angeles, CA  90014, (213) 489-3486
    -------------------------------------------------------------------------
           (Name, address, and telephone number of agent for service)


     Approximate date of proposed sale to the public: As soon as practicable after the effective date of the registration statement and date of the prospectus.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, check the following box: [X]


     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]


                              DESCRIPTION OF ACTION
                              ---------------------

Pursuant to Registration Statement No. 333-62236 on Form SB-2 as amended, Telecom Communications, Inc. an Indiana corporation (the "Company"), registered 3,500,000 shares of its common stock which consisted of 1,000,000 shares of common stock offered by selling security holders and 2,500,000 additional shares of common stock to be offered by the Company through its officers and directors.

As of the date of this post-effective amendment, only 50,000 shares of common stock have been sold by the Company to one unrelated investor yielding aggregate offering proceeds of $25,000. The Company wishes to cancel the registration of the remaining 2,450,000 shares of common stock pursuant to this registration statement and close out the related offering of stock. The 1,000,000 shares of common stock registered on behalf of selling security holders will remain validly registered pursuant to Form SB-2 as filed with the Securities and Exchange Commission on November 28, 2001. The proceeds from the sale of stock to the one investor will be used as working capital for the corporation.









                             SIGNATURE PAGE FOLLOWS
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                                   SIGNATURES
                                   ----------

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on this 26th day of March, 2002.

                                                    TELECOM COMMUNICATIONS, INC.


Signature                 Title                                 Date
---------                 -----                                 ----


/s/ Tak Hiromoto          Chairman of the Board, President,     March 26, 2002
----------------          Chief Executive Officer, Director,
Tak Hiromoto              Principal Accounting Officer


/s/ Elizabeth Hiromoto    Treasurer and Director                March 26, 2002
----------------------
Elizabeth Hiromoto